Exhibit 10.3

Morgan Stanley & Co. LLC
1585 Broadway, 5th Floor
New York, NY 10036

Plug Power Inc.

968 Albany Shaker Road

Latham, NY 12110

Attention:	Gerard L. Conway Jr.
Telephone No.:	(518) 738-0970
Facsimile No.:	(518) 782-7884

AMENDMENT TO FORWARD STOCK PURCHASE TRANSACTION

Date: May 13, 2020

Ladies and Gentlemen:

We refer to the letter agreement Re: Confirmation: Forward Stock Purchase Transaction (the Confirmation”) dated March 22, 2018, between Morgan Stanley & Co. LLC (“Dealer”) and Plug Power Inc., a Delaware corporation (“Counterparty”). Any defined term used and not defined herein shall have the meaning set forth in the Confirmation or the Definitions (as defined in the Confirmation) incorporated therein.

WHEREAS, the parties hereto acknowledge that Counterparty will issue $200,000,000 principal amount of 3.75% Convertible Senior Notes due 2025 (the “Notes”) (or $230,000,000 if the initial purchasers exercise their option to purchase additional Notes in full); and

WHEREAS, in connection with the issuance of the Notes, the parties wish to amend the Confirmation to extend the Maturity Date of the Transaction entered into between Dealer and Counterparty pursuant to the Confirmation to facilitate privately negotiated transactions by which investors in the Notes will be able to hedge their investment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to Confirmation. Subject to the terms and conditions set forth herein, as of the Effective Date:

(i) Section 2 of the Confirmation is hereby amended by changing the date opposite the caption “Maturity Date:” from “March 15, 2023” to “June 1, 2025”.

(ii) Section 2 of the Confirmation is hereby further amended by replacing the first sentence of the second paragraph opposite the caption “Valuation Dates:” in its entirety as follows:

“If, on any Exchange Business Day, the Number of Shares is greater than the number of Shares underlying all of Counterparty’s then outstanding 3.75% Convertible Senior Notes due 2025 (the “Notes”), Counterparty may provide written notice to Dealer of such fact (such notice, a “Notional Excess Notice”).”

(iii) Section 7(b) of the Confirmation is hereby amended by changing the percentage number “6.75%” immediately after “greater than” in such clause (i) to “17.47%”.

(iv) Section 7(c) of the Confirmation shall be deleted and replaced with the following:

“(c) Early Unwind. In the event the sale of the Notes pursuant to the Purchase Agreement is not consummated for any reason, or Counterparty fails to deliver to Dealer an opinion of counsel as required pursuant to Section 7(a), in each case by 12:00 p.m. (New York City time) on May 18, 2020, or such later date as agreed upon by the parties, this Amendment shall be void and of no further effect. In such case, the Confirmation shall continue in full force and effect in accordance with the provisions thereof.”

2.             Effectiveness. This amendment agreement (this “Amendment”) shall be effective as of the date first set forth above (the “Effective Date”), subject to Section 5 hereof. Except for any amendment to the Confirmation made herein, all terms and conditions of the Confirmation continue in full force and effect in accordance with the provisions thereof.

3.             Continuing Effect; No Implied Waiver. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Dealer under the Confirmation, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Confirmation, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Counterparty to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Confirmation in similar or different circumstances.

4.             Representations, Warranties and Agreements of Counterparty. Counterparty hereby repeats to Dealer, as of the date hereof, each of the representations, warranties and agreements (as applicable in context) set forth in Section 6 of the Confirmation. For this purpose, (i) the reference in Section 6.I. of the Confirmation to Section 1 of the Purchase Agreement (as defined in the Confirmation) shall be deemed to refer to Section 1 of the Purchase Agreement dated as of May 13, 2020, between Counterparty and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers party thereto (the “Purchase Agreement”), (ii) the “Trade Date” referred to in Section 6.I. of the Confirmation shall be deemed to be May 13, 2020, (iii) the “Effective Date” referred to in such Section shall be deemed to be May 18, 2020, (iv) Section 6.I.(e)(x) shall be amended to read: “(x) the period beginning on, and including, the 41st Scheduled Trading Day immediately preceding June 1, 2025 and ending on, and including, the second Scheduled Trading Day immediately following June 1, 2025”, (v) references in Section 6.I. of the Confirmation (and elsewhere in the Confirmation) to the “Notes” shall be deemed to be to the Notes, as defined in this Amendment, (vi) the reference in such Section to the “Prepayment Date” shall be deemed to be to May 18, 2020 and (vii) the reference in Section 6.I.(n) of the Confirmation to call option transactions shall be deemed to be to call option transactions entered into with Dealer and Counterparty, on the date of this Agreement.

5.             Condition to Effectiveness. As a condition to the effectiveness of this Amendment, Counterparty shall deliver to Dealer the opinion of counsel described in Section 7(a) of the Confirmation.

6.             Governing Law, Notices, Etc. The provisions of Sections 5 and 7(j) of the Confirmation are incorporated by reference herein as if fully set forth herein, mutatis mutandis.

7.             QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Amendment, and for such purposes this Amendment shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Amendment and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Amendment, and for such purposes this Amendment shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Amendment, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Amendment and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Amendment” include any related credit enhancements entered into between the parties or provided by one to the other. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

8.             CARES Act Representation. Counterparty acknowledges that the Transaction may constitute a purchase of its equity securities. Counterparty further acknowledges that, pursuant to the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Counterparty would be required to agree to certain time-bound restrictions on its ability to purchase its equity securities if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under section 4003(b) of the CARES Act. Counterparty further acknowledges that it may be required to agree to certain time-bound restrictions on its ability to purchase its equity securities if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under programs or facilities established by the Board of Governors of the Federal Reserve System for the purpose of providing liquidity to the financial system (together with loans, loan guarantees or direct loans under section 4003(b) of the CARES Act, “Governmental Financial Assistance”). Accordingly, Counterparty represents and warrants that it has not applied for, and prior to the termination or settlement of this Transaction has no intention to apply for Governmental Financial Assistance under any governmental program or facility that (a) is established under the CARES Act or the Federal Reserve Act, as amended, and (b) requires, as a condition of such Governmental Financial Assistance, that the Counterparty agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty.

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Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Darren McCarley
Name: Darren McCarley
Title: Managing Director

Acknowledged and Agreed,

PLUG POWER INC.

By:	/s/ Paul B. Middleton
Name: Paul B. Middleton
Title: Chief Financial Officer

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